EXHIBIT 7

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christophe de Margerie, Robert Castaigne and Charles Paris de Bollardière, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form F-6 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of depositary shares evidenced by American depositary receipts of TOTAL S.A., and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.  This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 10th day of January, 2008.

/s/ Thierry Desmarest	/s/ Christophe de Margerie
Thierry Desmarest Chairman of the Board	Christophe de Margerie Chief Executive Officer Director
_____________________	/s/ Daniel Bouton
Daniel Boeuf Director	Daniel Bouton Director
/s/ Bertrand Collomb	/s/ Paul Desmarais
Bertrand Collomb Director	Paul Desmarais Jr. Director

/s/ Bertrand Jacquillat	________________________
Professor Bertrand Jacquillat Director	Antoine Jeancourt-Galignani Director
/s/ Anne Lauvergeon	/s/ Peter Levene of Portsoken
Anne Lauvergeon Director	Lord Peter Levene of Portsoken Director
/s/ Michel Pébereau	/s/ Thierry de Rudder
Michel Pébereau Director	Thierry de Rudder Director
_______________________	/s/ Pierre Vaillaud
Serge Tchuruk Director	Pierre Vaillaud Director

/s/ Robert Castaigne	/s/ Dominique Bonsergent
Robert Castaigne Executive Vice President and Chief Financial Officer	Dominique Bonsergent Chief Accounting Officer
/s/ Robert O. Hammond
Robert O. Hammond Authorized Representative in the United States